OCTOBER 26, 2005

                            NOT FOR IMMEDIATE RELEASE
                                   CACHE, INC.
                          NASDAQ COMMON STOCK SYMBOL CACH.

         CACHE REPORTS IMPROVED THIRD QUARTER RESULTS AND RAISES GUIDANCE
              Third Quarter Diluted Earnings Per Share Rises to $0.07
                              Net Sales Increase 15.8%
                  Raises Earnings Guidance Range to $0.83 - $0.85

	New York, New York - October 26, 2005 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 301 stores currently open, reported results for the 13 and 39 week periods ended October 1, 2005.

For the 13 week period ended October 1, 2005 ("Third Quarter"):
        - Net sales increased 15.8% to $57.3 million compared to $49.4 million in the third quarter of 2004 and comparable store sales rose 8.0%;
        - Operating income totaled $1.5 million, or 2.7% of net sales, as compared to an operating loss of $1.0 million in the third quarter of 2004;
        - Net income was $1,107,000, or $0.07 per diluted share, as compared to a net loss of $521,000, or ($0.03) per diluted share in the third quarter of 2004;
        - Working capital increased $8.6 million to $56.2 million, as compared to $47.6 million at September 25, 2004.

For the 39 week period ended October 1, 2005 ("Nine Months"):
        - Net sales increased 10.9% to $187.0 million, as compared to $168.7 million in the first nine months of 2004 and comparable store sales gained 5.0%;
        - Operating income totaled $9.0 million, or 4.8% of net sales, as compared to $11.3 million, or 6.7% of net sales in the first nine months of 2004;
        - Net income totaled $5.9 million, or $0.37 per diluted share, compared to $7.1 million or $0.44 per diluted share last year.

        Mr. Brian Woolf, Cache's Chairman commented: "We attribute our strong third quarter results to our offerings of fashion-right casual sportswear and accessories. This led to an 8% increase in comparable store sales for the quarter and a notable improvement in gross margin. In addition, the quarter benefited from leverage in store operating expenses. In spite of the challenges in the current retail environment, we are pleased to report a substantial increase in revenues and earnings in our third quarter, and to have exceeded our recently raised earnings guidance."


Additionally, during the third quarter, the Company:
        - Opened 5 stores and at quarter-end operated 301 stores in 43 states; as well as locations in the U.S. Virgin Islands and Puerto Rico.
        - Remodeled 6 stores with 53.1% of its Cache store base in the new store format at quarter-end.

        Gross profit in the third quarter was $26.1 million, or 45.6% of net sales, compared to $19.6 million, or 39.6% of net sales, in the third quarter of 2004. The increase in third quarter gross profit versus the year ago period was primarily due to better initial markups and greater full-priced selling. For the first nine months of fiscal 2005, gross profit rose to $83.6 million, or 44.7% of net sales, compared to $74.4 million, or 44.1% of net sales, in the prior year period. The improvement in gross profit margin for the first nine months of fiscal 2005 also reflected higher initial merchandise markups versus the prior year period.

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

        In total, operating expenses for the third quarter were $24.6 million, or 42.9% of net sales compared to $20.6 million, or 41.6% of net sales in the third quarter of fiscal 2004. For the first nine months of fiscal 2005, total operating expenses were $74.6 million, or 39.9% of net sales compared to $63.1 million, or 37.4% of net sales in the prior year period. The rise in total operating expenses for the third quarter and first nine months of fiscal 2004 was primarily due to the increase in the number of stores opened since the same periods last year, as well as an increase in payroll related expenses and incentive compensation expense, which raised general and administrative expenses, primarily in the third quarter, as compared to the same period last year.

        At October 1, 2005, cash and marketable securities totaled $47.3 million, rising $10.4 million from $36.9 million at September 25, 2004. Inventory was $35.6 million, as compared to $31.1 million at September 25, 2004, primarily due to the number of new stores added over the past 12 months.

        Mr. Woolf continued: "As we look ahead, we are delighted to experience strengthening comparable store sales results in October - a terrific indication that our assortments and store layout are resonating with our customers. While the holiday selling season still lies ahead of us, we believe our strategies have us poised to deliver solid increases in sales and earnings during the fourth quarter."




		A table summarizes financial results follows:

                                        Thirty-nine Weeks Ended         Thirteen Weeks Ended
                                        -----------------------         --------------------
                                      Oct. 1,           Sept. 25,     Oct. 1,        Sept. 25,
                                       2005               2004         2005            2004
                                       ----               ----         ----            ----
                                               ($ Thousands, except for per share data)
Sales                               $  187,025         $  168,711    $   57,262      $   49,430
Operating income (loss)             $    9,009         $   11,292    $    1,541      $     (961)
Net income (loss)                   $    5,864         $    7,089    $    1,107      $     (521)
Basic earnings (loss) per share     $     0.37         $     0.46    $     0.07      $    (0.03)
Diluted earnings (loss) per share   $     0.37         $     0.44    $     0.07      $    (0.03)
Basic weighted average
     shares outstanding             15,728,000         15,569,000    15,742,000      15,634,000
Diluted weighted average
     shares outstanding             15,906,000         15,967,000    16,078,000      15,634,000

Number of stores open
     at end of period                      301                276           301             276


Guidance
--------

        Based on better than expected third quarter results, the Company is increasing its guidance for fiscal 2005 diluted earnings per share. The Company currently estimates fiscal 2005 net sales in the range of $270 million to $274 million, as compared to actual fiscal 2004 net sales of $247.3 million. Fiscal 2005 diluted earnings per share are estimated in the range of $0.83 to $0.85, compared to the Company's previous guidance range of $0.80 to $0.83 per share and actual fiscal 2004 diluted earnings per share of $0.83.

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

        For the fourth quarter of fiscal 2005, the Company estimates net sales in the range of $83 million to $87 million, as compared to actual fourth quarter fiscal 2004 net sales of $78.6 million. Fourth quarter comparable store sales are expected to increase in the mid-single digit range. Fourth quarter fiscal 2005 diluted earnings per share are estimated in the range of $0.46 to $0.48, as compared to actual fourth quarter fiscal 2004 diluted earnings per share of $0.39.

Store opening plans
-------------------

        The Company expects to open approximately 20 new stores in fiscal 2005. During the third quarter, the Company opened five new stores and closed one store. For the first nine months of fiscal 2005, the Company opened 14 new stores and closed four stores. At fiscal year-end, the Company expects to operate approximately 307 stores, expanding square footage by approximately 3% to 615,000 square feet.

Conference Call
---------------

        Interested stockholders and other persons are invited to listen to the third quarter earnings conference call scheduled for today, Wednesday, October 26, 2005 at 9:00 a.m. Eastern Time. To participate in Cache's conference call dial 1-800-289-0572 approximately ten minutes prior to the 9:00 a.m. Eastern start time. The call will also be broadcast live over the Internet at http://www.cache.com. An online archive will be available immediately following the call and will be accessible until November 2, 2005.

	Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.

                             Financial Tables Follow:


For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018, (212) 575-3246.


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




                         CACHE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                      October 1,      January 1,     September 25,
ASSETS                                                   2005            2005            2004
                                                                                       As restated
                                                     -------------   -------------   -------------
Current Assets:
    Cash and equivalents                             $  22,263,000   $  16,848,000   $  12,830,000
    Marketable securities                               25,023,000      25,874,000      24,094,000
    Receivables, net                                     5,039,000       6,545,000       5,308,000
    Inventories                                         35,604,000      32,296,000      31,067,000
    Deferred income taxes, net                             541,000         567,000         468,000
    Prepaid expenses and other current assets            1,668,000       1,948,000       1,954,000
                                                     -------------   -------------   -------------
         Total current assets                           90,138,000      84,078,000      75,721,000


Equipment and leasehold improvements, net               51,139,000      47,118,000      43,378,000

Other assets                                               863,000         832,000         830,000
                                                     -------------   -------------   -------------

         Total  assets                               $ 142,140,000   $ 132,028,000   $ 119,929,000
                                                     =============   =============   =============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $  21,176,000   $  17,055,000   $  17,333,000
    Accrued compensation                                 2,533,000       1,927,000       1,192,000
    Accrued liabilities                                 10,219,000      11,627,000       9,602,000
                                                     -------------   -------------   -------------
         Total current liabilities                      33,928,000      30,609,000      28,127,000
                                                     -------------   -------------   -------------


Other liabilities                                       15,415,000      13,556,000      12,142,000
Deferred income taxes, net                               1,455,000       3,023,000       1,427,000




STOCKHOLDERS' EQUITY


    Common stock                                           157,000         157,000         156,000
    Additional paid-in capital                          35,343,000      34,705,000      34,307,000
    Retained earnings                                   55,842,000      49,978,000      43,770,000
                                                     -------------   -------------   -------------
         Total Stockholders' Equity                     91,342,000      84,840,000      78,233,000
                                                     -------------   -------------   -------------

         Total Liabilities and Stockholders' Equity  $ 142,140,000   $ 132,028,000   $ 119,929,000
                                                     =============   =============   =============





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

                          CACHE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE THIRTY-NINE WEEKS ENDED
                                  (Unaudited)


                                                         October 1,             September 25,
                                                            2005                    2004
                                                       -------------           -------------
Net sales                                              $ 187,025,000           $ 168,711,000

Cost of sales, including occupancy and buying costs      103,413,000              94,278,000
                                                       -------------           -------------

Gross profit                                              83,612,000              74,433,000
                                                       -------------           -------------

Expenses
    Store operating expenses                              62,379,000              53,624,000
    General and administrative expenses                   12,224,000               9,517,000
                                                       -------------           -------------
    Total expenses                                        74,603,000              63,141,000
                                                       -------------           -------------

Operating income                                           9,009,000              11,292,000

Other income :
    Interest income (net)                                    677,000                 309,000
    Other income (net)                                         2,000                  20,000
                                                       -------------           -------------

Income before income taxes                                 9,688,000              11,621,000

Income tax provision                                       3,824,000               4,532,000
                                                       -------------           -------------


Net income                                             $   5,864,000           $   7,089,000
                                                       =============           =============




Basic earnings per share                                       $0.37                   $0.46
                                                       =============           =============

Diluted earnings per share                                     $0.37                   $0.44
                                                       =============           =============




Basic weighted average shares outstanding                 15,728,000              15,569,000
                                                       =============           =============

Diluted weighted average shares outstanding               15,906,000              15,967,000
                                                       =============           =============




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





                         CACHE, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE THIRTEEN WEEKS ENDED
                                (Unaudited)


                                                         October 1,             September 25,
                                                            2005                    2004
                                                       -------------           -------------
Net sales                                              $  57,262,000           $  49,430,000

Cost of sales, including occupancy and buying costs       31,149,000              29,834,000
                                                       -------------           -------------

Gross profit                                              26,113,000              19,596,000
                                                       -------------           -------------

Expenses
    Store operating expenses                              20,508,000              18,287,000
    General and administrative expenses                    4,064,000               2,270,000
                                                       -------------           -------------
         Total expenses                                   24,572,000              20,557,000
                                                       -------------           -------------

Operating income (loss)                                    1,541,000                (961,000)

Other income:
    Interest income                                          277,000                 107,000
    Other income (net)                                         2,000                       0
                                                       -------------           -------------

Income (loss) before income taxes                          1,820,000                (854,000)

Income tax provision (benefit)                               713,000                (333,000)
                                                       -------------           -------------


Net income (loss)                                      $   1,107,000             $  (521,000)
                                                       =============           =============




Basic earnings (loss) per share                                $0.07                  ($0.03)
                                                       =============           =============

Diluted earnings (loss) per share                              $0.07                  ($0.03)
                                                       =============           =============




Basic weighted average shares outstanding                 15,742,000              15,634,000
                                                       =============           =============

Diluted weighted average shares outstanding               16,078,000              15,634,000
                                                       =============           =============




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